UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 27, 2005

EP Global Communications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-30797	14-1818396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O Exceptional Parent, 551 Main Street, Johnstown, PA	15901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (814) 361-3860 (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 27, 2005, EP Global Communications, Inc. issued a press release announcing that on May 14, 2005, Joseph M. Valenzano Jr., President and CEO of EP Global Communications Inc., will join a five-day trade mission sponsored by the Commonwealth of Pennsylvania to identify and secure possible publishing partners in the United Kingdom and Ireland. This is part of an international outreach that is to include English speaking countries in Europe as well as the Pacific Rim.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired:

       None

(b)  Exhibits

Number            Exhibit

    99.1              Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EP GLOBAL COMMUNICATIONS, INC.

                                   By:    /s/    Joseph Valenzano

                                          ------------------------------------

                                                 Joseph Valenzano, President

April 27, 2005